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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this registration statement of our report dated April 15, 1996 (except with respect to the matters discussed in Note 13, as to which the date is July 25, 1996) included herein, and to all references to our Firm included in or made a part of this registration statement.


                                         ARTHUR ANDERSEN LLP


Melville, New York
October 30, 1996

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